                                                                     Exhibit 3.1


                                  BY-LAW NO. 1
                                       of

                          GST TELECOMMUNICATIONS, INC.

                                TABLE OF CONTENTS


HEADING                                        SECTION            PAGE
-------                                        -------            ----
INTERPRETATION                                   1                  1
DIRECTORS                                        2 - 6              1
MEETINGS OF DIRECTORS                            7 - 11             3
REMUNERATION OF DIRECTORS                        12                 4
SUBMISSION OF CONTRACTORS OR                     13                 4
  TRANSACTIONS TO SHAREHOLDERS
  FOR APPROVAL
FOR THE PROTECTION OF                            14 - 15            4
  DIRECTORS AND OFFICERS
INDEMNITIES TO DIRECTORS                         16                 6
  AND OFFICERS
OFFICERS                                         17-30              6
SHAREHOLDERS' MEETINGS                           31-40              9
SHARES                                           41-42             12
TRANSFER OF SECURITIES                           43-46             13
DIVIDENDS                                        47                14
VOTING SHARES AND                                48                14
  SECURITIES IN OTHER COMPANIES
INFORMATION AVAILABLE TO                         49-50             14
  SHAREHOLDERS
NOTICES                                          51-57             14
CHEQUES, DRAFTS AND NOTES                        58                16
CUSTODY OF SECURITIES                            59                16
EXECUTION OF INSTRUMENTS                         60                16
FINANCIAL YEAR                                   61                17

                                  BY-LAW NO. 1


                  A by-law relating generally to the conduct of the affairs of GST TELECOMMUNICATIONS, INC.

                  BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of GST TELECOMMUNICATIONS, INC. (hereinafter called the "Corporation") as follows:


                                 INTERPRETATION

                  1. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

                  (a) "Act" means the Canada Business Corporations Act, S.C. 1985, c.44 as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes:

                  (b) "Regulations" means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

                  (c) "by-law" means any by-law of the Corporation from time to time in force and effect;

                  (d) all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

                  (e) the singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine; and the word "person" shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

                                    DIRECTORS

                  2. NUMBER: Subject to the articles of the Corporation and any unanimous shareholder agreement, the business and affairs of the Corporation shall be managed by a board of directors consisting of not less than one nor more than fifteen directors except if any of the issued securities of the Corporation are or were a part of a distribution to the public, the board of directors shall consist of not less than three directors, at least two of whom are not officers or employees of the Corporation or any affiliate of the Corporation.

                  3. TERM OF OFFICE: A director's term of office (subject to the provisions, if any, of the articles of the Corporation and to the provisions of the Act) shall be from the date on which he is elected or appointed until the annual meeting next following.

                  4. VACATION OF OFFICE: The office of a director shall ipso facto be vacated: (a) if he becomes bankrupt or suspends payments of his debts generally or compounds with his creditors or makes an authorized assignment or is declared insolvent; (b) if he is found to be a mentally incompetent person; or (c) if by notice in writing to the Corporation he resigns his office. Any such resignation shall be effective at the time it is sent to the Corporation or at the time specified in the notice, whichever is later.

                  5. ELECTION AND REMOVAL: Directors shall be elected by the shareholders on a show of hands unless a ballot is demanded in which case such election shall be by ballot. The whole board shall retire at the annual meeting at which the yearly election of directors is to take place but, if qualified, any retiring director shall be eligible for re-election provided always that the shareholders of the Corporation may, by ordinary resolution passed at a special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

                  5(a). FILLING A VACANCY: Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

                  6. COMMITTEE OF DIRECTORS: The directors may appoint from among their number a committee of directors and subject to section 115 of the Act may delegate to such committee any of the powers of the directors.

                  6(a). ALTERNATE DIRECTORS: Any Director may by instrument in writing delivered to the Corporation appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Corporation. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote as a Director at a meeting at which the person appointing him is not personally present. A person may be appointed as an alternate Director by more than one Director, and an alternate Director shall be counted separately in determining the quorum for, and having a separate vote on behalf of, each Director he is representing, in addition to being so counted and voting where he is himself a Director. Every alternate Director, if authorized by the instrument appointing them, may sign in place of the Director who appointed him resolutions submitted to the Directors to be consented to in writing as referred to in paragraph 11 of this by-law. Every alternate Director shall be deemed not to be the agent of a Director appointing him. An alternate Director shall be deemed to be a Director for all purposes of this by-law in the performance of any function authorized under this paragraph 6(a), but shall not otherwise be deemed to be a Director or to have power to act as a Director. A Director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the Corporation revoke the appointment of an alternate appointed by him. An alternate Director may be repaid by the Corporation such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Corporation such proportion, if any, of the remuneration otherwise payable to the Director appointing him as such Director may from time to time direct.

                              MEETINGS OF DIRECTORS

                  7. PLACE OF MEETING: Meetings of the board of directors and of the committee of directors (if any) may be held within or outside Canada.

                  8. NOTICE: A meeting of directors may be convened by the Chairman of the Board, a Vice-Chairman of the Board, the Managing Director, the President if he is a director, a Vice-President who is a director or any two directors at any time, when directed or authorized by any of such officers or any two directors, shall convene a meeting of directors. Subject to subsection 114(5) of the Act the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 51 of this by-law not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place; provided always that a director may in any manner waive notice of a meeting of directors and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

                  For the first meeting of the board of directors to be held immediately following the election of directors by the shareholders for a meeting of the board of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

                  9. QUORUM: A majority of the directors shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of directors. No business shall be transacted at a meeting of directors, unless a quorum of the board is present.

                  A director may, if all the directors of the Corporation consent, participate in a meeting of directors or of the committee of directors (if any) by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at that meeting.

                  10. VOTING: Questions arising at any meeting of the Board of directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting in addition to his original vote shall not have a second or casting vote.

                  11. RESOLUTION IN LIEU OF MEETING: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or the committee of directors (if any) is as valid as if it had been passed at a meeting of the directors or the committee of directors (if any).

                            REMUNERATION OF DIRECTORS

                  12. The remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the board of directors. The directors may also award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

                     SUBMISSION OF CONTRACTS OR TRANSACTIONS
                          TO SHAREHOLDERS FOR APPROVAL

                  13. The board of directors in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of section 120 of the Act, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

                  FOR THE PROTECTION OF DIRECTORS AND OFFICERS

                  14. In supplement of and not by way of limitation upon any rights conferred upon directors by section 120 of the Act, it is declared that no director shall be disqualified by his office from, or vacate his office by reason of, holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the provisions of section 120 of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director shall be in any way directly or indirectly interested shall be avoided or voidable and no director shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship. Subject to the provisions of section 120 of the Act, no director or officer shall be obliged to make any declaration of interest in respect of a contract or proposed contract with the Corporation in which such director or officer is in any way directly or indirectly interested nor shall any director be obliged to refrain from voting in respect of any such contract.

                  15. Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

                      INDEMNITIES TO DIRECTORS AND OFFICERS

                  16. Subject to section 124 of the Act, every director and officer of the Corporation and his heirs, executors, administrators and other legal personal representatives, shall from time to time be indemnified and saved harmless by the Corporation from and against,

                  (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect to the execution of the duties of his office; and

                  (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation.

                                    OFFICERS

                  17. APPOINTMENT: The board of directors shall annually or as often as may be required appoint a President and a Secretary and, if deemed advisable, may annually or as often as may be required appoint a Chairman of the Board, one or more Vice-Chairman of the Board, a Managing Director, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries and/or one or more Assistant Treasurers. A Director may be appointed to any office of the Corporation but none of the officers except the Chairman of the Board, the Vice-Chairman of the Board and the Managing Director need be a member of the board of directors. Two or more of the aforesaid offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The board may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board of directors.

                  18. REMUNERATION AND REMOVAL: The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

                  19. POWERS AND DUTIES: All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the board.

                  20. DUTIES MAY BE DELEGATED: In case of the absence of inability to act of any officer of the Corporation except the Managing Director or for any other reason that the board of directors may deem sufficient the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

                  21.(a) CHAIRMAN OF THE BOARD: The Chairman of the Board (if any) shall, when present, preside at all meetings of the board of directors, the committee of directors (if any) and the shareholders.

                  21.(b) VICE-CHAIRMAN OF THE BOARD: The Vice-Chairman of the Board (if any), or, if more than one, each Vice-Chairman of the Board, shall have such powers and duties as the board of directors may determine. If the Chairman of the Board is absent or unable or refuses to act, a Vice-Chairman of the Board shall, when present, preside at all meetings of the board of directors, the committee of directors (if any) and the shareholders.

                  22. MANAGING DIRECTOR: The Managing Director (if any) shall be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the board of directors in accordance with the provisions of section 115 of the Act.

                  23. PRESIDENT: The President, subject to the direction of the board of directors, shall have general and active management of the business of the Corporation and shall perform such duties and shall have such powers as the board of directors may from time to time prescribe.

                  24.(a) CHIEF EXECUTIVE OFFICER: The Chief Executive Officer (if any) shall be the principal executive officer of the Corporation and, subject to the direction of the board of directors, shall have general supervision and control of the business of the Corporation. The Chief Executive Officer shall perform such other duties and shall have such other powers as the board of directors may from time to time prescribe.

                  24.(b) CHIEF OPERATING OFFICER: The Chief Operating Officer shall perform such duties and possess such powers as the board of directors may from time to time prescribe.

                  25. VICE-PRESIDENT: The Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall have such powers and duties as the board of directors may be determine. The Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or of the committee of directors (if any) or, subject paragraph 37 of this by-law, at any meeting of shareholders. The board of directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

                  26. SECRETARY: The Secretary shall give or cause to be given notices for all meetings of the board of directors, the committee of directors (if any) and the shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of paragraph 43 of this by-law, of the records (other than accounting records) referred to in section 20 of the Act.

                  27. TREASURER: Subject to the provisions of any resolution of the board of directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depository or depositaries as the board of directors may direct. He shall keep or cause to be kept the accounting records referred to in section 20 of the Act. He may be required to give such bond for the faithful performance of his duties as the board of directors in its uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

                  28. ASSISTANT SECRETARY AND ASSISTANT TREASURER: The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

                  29. GENERAL MANAGER OR MANAGER: The board of directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full powers to manage and direct the business and affairs of the Corporation (except such matters and the duties as by law must be transacted or performed by the board of directors and/or by the shareholders) and to employ and discharge agents and employees of the Corporation or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a General Manager or Manager shall be subject to discharge by the board of directors.

                  30. VACANCIES: If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the President or the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

                             SHAREHOLDERS' MEETINGS

                  31. ANNUAL MEETING: Subject to the provisions of section 132 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

                  32. SPECIAL MEETINGS: Special meetings of the shareholders may be convened by order of the Chairman of the Board, a Vice-Chairman of the Board, the Managing Director, the President if he is a director, a Vice-President who is a director or by the board of directors at any date and time and at any place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

                  33. NOTICE: A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Corporation in the manner specified in paragraph 51 of this by-law, not less than twenty-one days or more than fifty days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting.

                  34. WAIVER AND NOTICE: A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of such person at a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

                  35. OMISSION OF NOTICE: The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

                  36. VOTES: Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot and in the case of an equality of votes the chairman of the meeting shall neither on a show of hands nor on a ballot have a second or casting vote in addition to the vote or votes to which he may be otherwise entitled.

                  At any meeting unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

                  In the event that the Chairman of the Board and the Vice-Chairman of the Board are absent and the President is absent or is not a director and there is no Vice-President present who is a director, the persons who are present and entitled to vote shall choose another director as chairman of the meeting and if not director is present or if all the directors present decline to take the chair then the persons who are present and entitled to vote shall choose one of their number to be chairman.

                  A ballot may be demanded either before or after any vote by show of hands by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

                  Where two or more persons hold the same share or shares jointly one of those holders present at a meeting of shareholders may, in the absence of the other or others, vote the share or shares but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the share or shares jointly held by them.

                  37. PROXIES: Votes at meetings of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. At every meeting at which he is entitled to vote, every shareholder and/or person appointed by proxy and/or individual so authorized to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder present in person or represented by proxy or by an individual so authorized shall (subject to the provisions, if any, of the articles of the Corporation) have one vote for every share held by him.

                  A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.

                  A person appointed by proxy need not to be a shareholder.

                  Subject to the provision of Part IV of the Regulations, a proxy may be in the following form:

                  The undersigned shareholder of ______________________ hereby appoints ________________________ of _____________________, or failing him,
_______________________ of ____________________ as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the ___________________ meeting of the shareholders of the said Corporation to be held on the ____ day of _______________, 19__ and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

                  DATED this _______ day of ________________________, 19___



                                            ________________________________
                                            Signature of Shareholder


                  The directors may from time to time make regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or sent by telex or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic or cable or telex or written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic or cable or telex or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

                  38. ADJOURNMENT: The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

                  39. QUORUM: A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or any other by-law) shall be persons present not being less than two in number and holding or representing not less than five per cent of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business. If a quorum is not present at the opening of a meeting of shareholders, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business.

                  40. RESOLUTION IN LIEU OF MEETING: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to section 136 of the Act, as valid as if it had been passed at a meeting of the shareholders.

                                     SHARES

                  41. ALLOTMENT AND ISSUANCE: Subject to the provisions of
section 25 of the Act, shares in the capital of the Corporation may be allotted and issued by resolution of the board of directors at such times and on such terms and conditions and to such persons or class of persons as the board of directors determines.

                  42. CERTIFICATES: Shares certificates and the form of stock transfer power on the reverse side thereof shall (subject to section 49 of the Act) be in such form as the board of directors may by resolution approve and such certificates shall be signed by the Chairman of the Board or a Vice-Chairman of the Board or the Managing Director or the President or a Vice-President and the Secretary or an Assistant Secretary holding office at the time of signing.

                  The signature of the Chairman of the Board, a Vice-Chairman of the board, the Managing Director, the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, a Vice-Chairman of the Board, the Managing Director, the President or the Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they have been signed manually. Where the Corporation has appointed a registrar, transfer agent or branch transfer agent for the shares (or for the shares of any class or classes) of the Corporation the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation and when countersigned by or on behalf of a registrar, transfer agent or branch transfer agent such certificates so signed shall be as valid to all intents and purposes as if they had been signed manually. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Corporation and shall be as valid as if he were an officer at the date of its issue.

                  42(a). If a share certificate

                  (i) is worn out or defaced, the Directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be cancelled and shall issue a new certificate in lieu thereof;

                  (ii) is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Director deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

                  (iii) represents more than one share and the registered owner thereof surrenders it to the Corporation with a written request that the Corporation issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

                  Such sum as the Directors may from time to time fix shall be paid to the Corporation for each certificate to be issued as aforesaid.

                             TRANSFER OF SECURITIES

                  43. TRANSFER AGENT AND REGISTRAR: The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which and such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents and by or on behalf of one of the said registrars and/or branch registrars, if any.

                  44. SECURITIES REGISTERS: A central securities register of the Corporation shall be kept at the registered office of the Corporation or at such other office or place in Canada as may from time to time be designated by resolution of the board of directors and a branch securities register or registers may be kept at such office or offices of the Corporation or other place or places, either in or outside Canada, as may from time to time be designated by resolution of the directors.

                  45. SURRENDER OF CERTIFICATES: Subject to subparagraph 42(a)(ii) of this by-law no transfer of shares shall be recorded or registered unless or until the certificate representing the shares to be transferred has been surrendered and cancelled.

                  46. SHAREHOLDER INDEBTED TO THE CORPORATION: If so provided in the articles of the Corporation, the Corporation has a lien on share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

                                    DIVIDENDS

                  47. The directors may from time to time by resolution declare and the Corporation may pay dividends on the issued and outstanding shares in the capital of the Corporation subject to the provisions (if any) or the articles of the Corporation.

                  In case several persons are registered as the joint holders of any shares any one of such persons may give effectual receipts for all dividends and payments on account of dividends and/or redemption of shares (if any) subject to redemption.

                 VOTING SHARES AND SECURITIES IN OTHER COMPANIES

                  48. All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

                  49. Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

                  50. The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

                                     NOTICES

                  51. SERVICE: Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail or by telegram or cable or telex to any such shareholder at his latest address as shown in the records of the Corporation or its transfer agent and to any such director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113 of the Act, and to the auditor at his business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

                  52. SHARES REGISTERED IN MORE THAN ONE NAME: All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares.

                  53. PERSONS BECOMING ENTITLED BY OPERATION OF LAW: Subject to
section 51 of the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which, previous to his name and address being entered in the records of the Corporation, shall be duly given to the person or persons from whom he derives his title to such shares or shares.

                  54. DECEASED SHAREHOLDERS: Subject to section 51 of the Act, any notice or other document delivered or sent by post, telegram or telex or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested with him in such shares.

                  55. SIGNATURE TO NOTICES: The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

                  56. COMPUTATION OF TIME: Where a given number of days' notice or notice extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation the day of service or posting of the notice or document shall, unless it is otherwise provided, be counted in such number of days or other period.

                  57. PROOF OF SERVICE: With respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 51 of this by-law and put into a post office or into a letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the sending or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

                            CHEQUES, DRAFTS AND NOTES

                  58. All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

                              CUSTODY OF SECURITIES

                  59. All shares and securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

                  All share certificates, bonds, debentures, notes or other obligations belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the names or more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

                            EXECUTION OF INSTRUMENTS

                  60. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by:

                  (a) The Chairman of the Board, a Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or

                  (b) any two directors

and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any officer or officers, or any person or persons, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

                  The corporate seal (if any) of the Corporation may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors, but any such contract, document or instrument is not invalid merely because the corporate seal is not affixed thereto.

                  The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

                  In particular without limiting the generality of the foregoing

                  (a) The Chairman of the Board, a Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or

                  (b) any two directors

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

                  The signature or signatures of the Chairman of the Board, a Vice-Chairman of the Board, the Managing Director, the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Corporation and/or of any other officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

                                 FINANCIAL YEAR

                  61. The financial year of the Corporation shall terminate on such date in each year as the directors may from time to time by resolution determine.

                  ENACTED this 9th day of September, 1997.

                  (WITNESS the corporate seal of the Corporation).

                                    Corporate
                                      Seal


 /S/ Joseph A. Basile, Jr.                          /S/ Stephen Irwin
---------------------------                    -----------------------------
   Joseph A. Basile, Jr.                               Stephen Irwin
       President                                        Secretary